EX-99.f




                       INTERSTATE POWER COMPANY
                   IRREVOCABLE TRUST AGREEMENT 1990



     THIS TRUST AGREEMENT is effective April 30, 1990, by and between Interstate Power Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and American Trust and Savings Bank (the "Trustee").

                         W I T N E S S E T H :

     WHEREAS, the Company, by resolution of its Board of Directors, has adopted the Interstate Power Company General Creditor
Supplemental Retirement Plan (the "Plan", which Plan and all the terms defined therein are hereby incorporated by reference) for the benefit of Participants under the Plan and, in order to aid in the proper execution of the Plan, has authorized the simultaneous adoption of this Trust Agreement; and

     WHEREAS, the Trustee has agreed and does agree to the terms and conditions of this Trust Agreement;

     NOW, THEREFORE, the premises considered, it is agreed by and between the Company and the Trustee, as follows:


                               ARTICLE I
                         Trust and Definitions

1.1  Trust.   The Company hereby establishes with the Trustee a trust
     (the "Trust") for the benefit of Participants under the Plan, to be known as the Interstate Power Company Irrevocable Trust Agreement, consisting of (i) such contributions as have been or shall be received by the Trustee from the Company, or any successor to the Company, or any affiliate or subsidiary of the Company that has adopted the Plan and that adopts the Trust (separately or jointly known as the "Company"), in accordance with the provisions of the Plan, and (ii) any net income on such contributions. The Trust is intended to be a grantor trust as contemplated under Section 671 of the Internal Revenue Code of 1986, and the Trust Agreement shall be construed accordingly. The Trustee shall receive such contributions in trust and shall hold such contributions and the income thereon separate and apart from other funds of the Company to be used exclusively for the purposes herein set forth, shall hold and administer the same as a single Trust Fund, shall invest and reinvest the same without distinction between principal and income, and shall pay over and distribute the same in accordance with the provisions of the Trust Agreement and the Plan.

1.2  Effective Date.   The effective date of the Trust is April 30,
     1990.
                              ARTICLE II
                         Payments to the Trust

Receipt of Payments.   The Company may from time to time remit
contributions in cash or annuity or insurance contracts in trust to the Trustee. Premium payments made by the Company to annuity or insurance contracts registered in the name of the Trustee shall be considered cash remitted to the Trustee. Such contributions, together with any income thereon, shall be held in trust on behalf of Participants under the Plan. The Trustee shall be accountable therefore to the Company, but shall have no right or duty to enforce collection of any contribution from the Company.


                              ARTICLE III
                   Powers and Duties of the Trustee

3.1  General.   The Trustee shall hold the Trust Fund subject to the
     terms and purposes of the Plan and the Trust.

3.2  Standard.   The Trustee shall act with the care, skill, prudence
     and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

3.3 Liability. The Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request or approval by the Company that is contemplated by and in compliance with the terms of the Trust Agreement, or for any action or omission of the Company with respect to the performance of its duties and obligations under the Plan. The Trustee shall not be required to undertake or defend any litigation arising in connection with this Trust Agreement, unless the Trustee be first indemnified by the Company against its prospective costs, expenses and liabilities, and the Company hereby agrees to indemnify the Trustee for such costs, expenses and liabilities. The Trustee shall be indemnified and held harmless by the Company against liability or losses occurring by reason of any act or omission of the Trustee under this Trust Agreement, unless such act or omission is due to the Trustee's own gross negligence or willful nonfeasance, malfeasance, or misfeasance.

3.4  Taxes and Expenses.

     (a) Any federal, state or local taxes which may be imposed upon the trust fund, or any part thereof, or upon the income thereon, shall be paid by the Company.

     (b) The Company shall pay to the Trustee all reasonable expenses properly and actually incurred by the Trustee in the administration of this Trust, including but not limited
          to accounting,   insurance   (including  fiduciary  insurance
          that provides  for  recourse against  the  fiduciary),
          consulting  and legal  expenses,   and  reasonable
          compensation for services performed by the Trustee as the Trustee hereunder as shall be agreed upon from time to time by the Company and Trustee in writing.

3.5  Tenure in Office.   Any Trustee may resign upon giving thirty (30)
     days written notice to the Company. Upon thirty (30) days written notice, unless a shorter period is agreed to, the Company shall have the power to remove any Trustee for any reason.

3.6  Successor Trustee.    The Company shall have the power to appoint
     a successor Trustee.   The  appointment  of  a  successor Trustee
     shall become effective upon acceptance in writing of such appointment by the successor Trustee. The successor Trustee shall be a corporate Trustee and shall have no liability for events occurring prior to the time the successor Trustee assumed its
     Trustee  duties  hereunder.   Every successor Trustee appointed to
     and accepting a trusteeship hereunder shall have all the rights, title, power, duties, exemptions and limitations of the original Trustee.


                              ARTICLE IV
                           Investment Powers

4.1 Investments. The Trustee shall, as directed by the Company, invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in the following:

     (a) annuity or insurance contracts applied for by either the Company or the Trustee, registered in the name of the Trustee and issued by an insurance and annuity company organized under the laws of any state, district or commonwealth of the United States of America.

     (b)  insured trust money market accounts.

4.2  Additional Powers.   The Trustee,  when specifically directed by
     the Company, shall have the following additional powers and authority with respect to property constituting a part of the Trust
     Fund:

     (a) To invest in bonds, notes, bills, or other obligations insured or guaranteed as to principal and interest by the United States of America or any agency thereof.

     (b) To invest in collective investment funds maintained by the Trustee .

     (c) To sell, exchange or transfer any such property at public or private sale for cash or on credit.

     (d) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages due or owing to or from the Trust.

     (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held by it any time.


     (f) To employ suitable agents and counsel and to pay their reasonable expenses and compensation.

     (g) To transfer, convert, terminate, exchange or cash in any insurance contract or annuity contract.

     (h) To exercise, generally, any of the powers which an individual owner might exercise in connection with property held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth herein or otherwise in the best interests of the Trust Fund.

4.3 The Company plans on acquiring an annuity contract for each participant who is entitled to benefits under the Plan at the time of the participant's retirement. The size of the annuity contract will be sufficient to pay the monthly benefit due to the participant under the Plan. Company will acquire an annuity contract either directly and then transfer the annuity contract to the Trustee or transfer sufficient cash to the Trustee so that the Trustee can acquire the annuity contract or instruct Trustee to use the cash value of any life insurance contract on participant to acquire the annuity contract.


                               ARTICLE V
                         Accounts and Records

5.1 Records. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required with regard to the general account, including such specific records as shall be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company and by Participants.

5.2  Reports.

     (a) Within sixty (60) days after the end of each plan year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall render a written report to the Chairman of the Board of Directors of Company containing a complete accounting showing the total assets in the Trust as of the latest Valuation Date and the fair market value placed on each asset as of that date, as well as a statement of purchases, sales and any investment charges and all income, expenses, and disbursements since the last such report. Such report shall be in such form and contain such other information as shall be required in writing by the Chairman of the Board of Directors of Company.

     (b) The approval of the Chairman of the Board of Directors of the Company or the lack of written objection within ninety (90) days after submission of any report or accounting by the Trustee shall be a complete release and discharge of the Trustee as to the information contained therein, unless the Trustee has breached its fiduciary duty in the preparation of such report or accounting.

5.3  Valuation.   The Trustee shall value all assets of the Trust Fund
     at least annually on the last day of December each year, or on such other day as is mutually agreed to by the Company and the Trustee (the "Valuation Date").


                              ARTICLE VI
                     Payments From the Trust Fund

6.1 Payments Generally. The Trustee shall make payments out of the Trust Fund to Participants in such manner and in such amounts as are required under the Plan or the Trustee can make a revocable direction to an annuity company to make payments directly to a Participant. If the Trustee has authorized an annuity company to make payments directly, Trustee shall have no liability to Company or Participant for any payments which should have been made by such annuity company.

6.2 Payments by Company. If the Trust Fund or any annuity contract is not sufficient to make payments to Participants in accordance with the Plan, the Company shall make the balance of each such payment as it falls due.

6.3 Payments Only Under the Plan. Except as provided in Section 8.1 of the Trust Agreement, the Company shall have no right or power to direct the Trustee to return any assets of the Trust to the Company or to divert any assets of the Trust to any purpose other than the payment of benefits in accordance with the Plan.


                              ARTICLE VII
                    Trust Fund Subject to Creditors

7.1  Trust Assets.   All assets of the Trust shall be subject to  the
     respective claims of the general creditors of the Company but only under circumstances in which the Company has filed for bankruptcy, has been placed in bankruptcy by the Company's creditors, or is considered insolvent for purposes of the laws of the State of Delaware such that the assets of the Company prove insufficient to meet its current financial obligations as they become due.

7.2 Insolvency of the Company. The Chairman of the Board of Directors of the Company shall have the duty to notify the Trustee immediately in the event the Company reaches the point of insolvency, files for bankruptcy, or is placed in bankruptcy by the Company's creditors. The Trustee shall have no duty to determine whether the company is insolvent or bankrupt and shall only follow the directions of the Chairman of the Board of Directors of the Company.

7.3  Distribution of Trust Assets to Creditors.   Where the Company has
     filed for bankruptcy, is placed in bankruptcy by the Company's creditors, or is considered insolvent, the Trustee shall discontinue payments of benefits under the Plan and shall notify annuity companies to do the same and shall hold for the benefit of the Company's creditors all cash and other assets then held in the Trust Fund, after deduction of any fees, expenses or taxes properly due and payable from the Trust Fund. The Trustee shall deliver assets of the Trust to satisfy claims of the Company's creditors, as directed by a court of competent jurisdiction. The Trustee shall resume or cause to be resumed payments of benefits in accordance with the Plan only after the Trustee has been notified by the Chairman of the Board of Directors of the Company that the Company is no longer insolvent or in bankruptcy.


                             ARTICLE VIII
                       Amendment and Termination

8.1 Termination. The Trust shall be irrevocable and shall not terminate until the date on which no Participant is entitled to any payment under Article VI hereof. Upon such termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

8.2 Amendment. The Company hereby expressly waives all rights and powers to amend this Trust Agreement or alter the Trust hereby created in whole or in part, except by a written instrument executed by the Company and Trustee and consented to by the Participants. Under no circumstances, however, may the Trust or Trust Agreement be altered or amended to make the Trust revocable.

     The annuity or insurance company shall not be required to look into the terms of this Trust or question any action of the Trustee, nor shall it be responsible to see that any action of the Trustee is authorized. The annuity or insurance company shall act only upon the written direction of the Trustee and shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee or for any change made or action taken upon such direction; and shall not be obligated to see that any money paid by it to the Trustee or to any person shall be properly distributed or applied. Any instrument executed by the company shall be without liability in taking, permitting, or omitting any action on the faith of any such instrument and shall incur no liability or responsibility for doing so.


                              ARTICLE IX
                             Miscellaneous

9.1  No Assignment.   Except to the extent required by the Plan or by
     applicable law, the interest of Participants in the Trust shall not be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution or encumbrance of any kind, or to garnishment, attachment, levy or execution on any kind for the debts or defaults of the Trustee or of any person, natural or legal, having an interest in the Trust; any attempt to accomplish the same shall be void.

9.2  Governing Law and Severability.    The validity and construction of
     any provision of this Trust shall be governed by the laws of the State of Iowa, except as provided in Section 7.1. If any provision of this Trust Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain valid and shall continue in effect.
9.3 Binding Effect on Successor. This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In no event shall any such merger, consolidation, reorganization, transfer of assets or other similar transaction suspend or delay the rights of any Participant to receive benefits hereunder.

9.4 Participant's Rights. A Participant shall have no right, claim, or other cause of action against the Trustee or the Trust, except to the extent necessary to enforce the Participant's rights under the Plan. All assets held in the Trust shall at all times be subject to the terms of the Trust, and distribution of assets shall be made solely pursuant to the terms of the Trust.

9.5 Reversion to the Company. No provision of the Plan nor any amendment shall cause any of the assets of the Trust to revert to the Company except as follows:

     (a) Trustee can assign to Company any insurance contract on the life of an individual who is no longer a Participant or for whom a separate annuity contract has been purchased; or

     (b) If a Participant dies, any sum received by Trustee on any annuity contract or insurance contract acquired on the Participant who died shall be distributed to Company; or

     (c) Any other assets remaining after all liabilities to Participants have been satisfied, shall be distributed to the Company.

9.6 Treatment of Payments. Any amount distributed from this Trust or as directed by Trustee shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which the Participant may be entitled under any qualified retirement plan or other arrangement of the Company for the benefit of employees, except as may be otherwise specified in such plan or arrangement.

9.7 No Right to Participate. No person shall have any claim or right to become a Participant under the Plan by reason of this Trust Agreement.

9.8  General Undertaking.   All parties to this Trust and all persons
     claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of the Trust or any of its provisions .

9.9  Masculine, Feminine, Singular and Plural.   The masculine shall be
     read in the feminine, the singular in the plural, and vice versa, wherever the context shall so require.

9.10 Notices. Notices, accounting, and reports required to begiven by the Trustee or the Company may be given by personal delivery or by certified mail (return receipt requested) addressed to the party involved at the last address of such party recorded on the general address files of the Trustee or the company. If given by mail, the date of mailing shall be deemed to be the date as of which the same was given or furnished to the addressee. Any notice required under the Trust may be waived in writing by the person entitled to such notice.

The foregoing instrument may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

IN WITNESS WHEREOF, the Company has caused this Trust Agreement to be executed by its duly authorized officer and the Trustee has caused this Trust Agreement to be executed and accepted by its duly authorized officer as of the year and day first above written.


                                        INTERSTATE POWER COMPANY

Attest:   Judith A. Palm /s/            By W. H. Stoppelmoor /s/
(SEAL)                                  Title: President


                                        TRUSTEE
Attest: Robert J. Donovan /s/           By:  Leo J. Meier /s/

                                        Title: Ex. V. Pres.